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   As filed with the Securities and Exchange Commission on December 11, 2001

                                                    Registration  No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             RADIOSHACK CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                 75-1047710
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

   100 Throckmorton Street, Suite 1800
            Fort Worth, Texas                              76102
(Address of Principal Executive Offices)                 (Zip Code)

                RADIOSHACK CORPORATION 2001 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

   M. C. Hill, Senior Vice President, Corporate Secretary and General Counsel
                             RadioShack Corporation
                       100 Throckmorton Street, Suite 1800
                             Fort Worth, Texas 76102
                     (Name and Address of Agent for Service)

                                  817-415-3924
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    Title of                        Proposed           Proposed
   Securities      Amount           Maximum            Maximum        Amount of
     to be          to be        Offering price       aggregate     Registration
   Registered   Registered/(1)/    per share/(2)/   offering price      Fee(2)
--------------------------------------------------------------------------------

 Common Stock,     9,200,000         $28.63          $265,236,000    $63,391.41
 $1 par value
Preferred Share
Purchase Rights

--------------------------------------------------------------------------------

----------
/(1)/ The number of shares registered has been computed on the basis of the Issuer's estimate of the aggregate number of shares which will be needed for grants and awards over the ten year life of the RadioShack Corporation 2001 Incentive Stock Plan. One Preferred Share Purchase Right automatically trades with each share of Common Stock and is evidenced by the certificate for the Common Stock.

/(2)/ Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the registration fee for the 9,200,000 shares available for grants under the Plan is based upon a price of $28.63 per share, the average of the high and low sales prices reported on the New York Stock Exchange Composite Transactions System for the Registrant's Common Stock on December 7, 2001.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by RadioShack Corporation ("RadioShack" or "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement and shall be deemed a part hereof:

     (a) Annual Report on Form 10-K for the year ended December 31, 2000 (filed March 29, 2001);

     (b) Proxy Statement for the Annual Meeting of Stockholders held on May 17, 2001 (filed April 6, 2001);

     (c) Current Report on Form 8-K (filed May 4, 2001);

     (d) Quarterly Reports on Form 10-Q for the quarters ended on March 31, 2001 (filed May 14, 2001), June 30, 2001 (filed August 14, 2001) and September 30, 2001 (filed November 14, 2001); and

     (e) Registration Statement on Form 8-B dated February 26, 1968, Registration Statement on Form 8-A dated August 26, 1986, Amendment No. 1 on Form 8-A to Registration Statement on Form 8-A dated July 11, 1988, Amendment No. 2 on Form 8-A to Registration Statement on Form 8-A dated June 27, 1990 and Amendment No. 3 on Form 8-A to Registration Statement on Form 8-A dated August 10, 1999.

All documents subsequently filed by RadioShack with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document, that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     An opinion concerning the validity of the issuance of shares of Common Stock has been rendered for the Registrant by Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel of the Registrant. Mr. Hill beneficially owns or has rights to acquire under employee benefit plans, an aggregate of less than 1% of shares of Common Stock of the Registrant.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. Article XIV of the Registrant's Amended and Restated By-Laws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Section 145 of the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law and the foregoing by-law

                                       2

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provision or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant carries directors' and officers' liability insurance policies under which all of the directors and executive officers of Registrant are insured against loss imposed upon them with respect to their legal liability for breach of their duty to Registrant. Excluded from coverage under said policy are fines and penalties imposed by law upon such directors and officers or other matters which may be deemed uninsurable such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent. In addition, the Registrant has entered into indemnification agreements with its directors and certain officers for indemnification to the fullest extent permitted by applicable law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         None Applicable

Item 8. INDEX TO EXHIBITS

Exhibit No.     Description of Exhibit
-----------     ----------------------

3.1 Tandy Corporation Restated Certificate of Incorporation dated July 26, 1999 (filed as Exhibit 3a(i) to
                Registrant's Form 10-Q filed August 11, 1999 for the quarter ended June 30, 1999), incorporated by reference herein.

3.2 RadioShack Corporation Certificate of Amendment of Restated Certificate of Incorporation dated May 18, 2000 (filed as Exhibit 3a to Registrant's Form 10-Q filed August 11, 2000 for the quarter ended June 30, 2000), incorporated by reference herein.

3.3 RadioShack Corporation By-Laws, Amended and Restated as of July 22, 2000 (filed as Exhibit 3b to Registrant's Form 10-Q filed August 11, 2000 for the quarter ended June 30,
                2000), incorporated by reference herein.

4.1             RadioShack Corporation 2001 Incentive Stock Plan.

5.1 Opinion of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel, as to the legality of the securities being registered, including consent.

23.1            Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2 Consent of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page of this registration statement).

Item 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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     (i) to include any prospectus required by section 10(a)(3) of the Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and/or

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) The undertaking regarding indemnification of officers and directors is included as part of Item 6, which is incorporated into Item 9 by reference.

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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 11 day of December, 2001.

                                            RadioShack Corporation



                                            By: /s/ Leonard H. Roberts
                                                ----------------------
                                                Leonard H. Roberts, Chairman and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of RadioShack Corporation, a Delaware Corporation, do hereby constitute and appoint Leonard H. Roberts and Michael D. Newman, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 11 day of December, 2001.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 11 day of December, 2001.

Signature                              Title



/s/ Leonard H. Roberts                 Chairman, Chief Executive Officer
----------------------
Leonard H. Roberts                     and Director
                                       (Principle Executive Officer)


/s/ Michael D. Newman                  Senior Vice President and Chief Financial
---------------------
Michael D. Newman                      Officer (Principle Financial Officer)

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/s/ Richard L. Ramsey                            Vice President and Controller
---------------------
Richard L. Ramsey                                (Principle Accounting Officer)



/s/ Frank J. Belatti                             Director
--------------------
Frank J. Belatti


/s/ Ronald. E. Elmquist                          Director
-----------------------
Ronald E. Elmquist


/s/ Richard J. Hernandez                         Director
------------------------
Richard J. Hernandez


/s/ Lawrence V. Jackson                          Director
-----------------------
Lawrence V. Jackson


/s/ Robert J. Kamerschen                         Director
------------------------
Robert J. Kamerschen


/s/ Lewis F. Kornfeld, Jr.                       Director
--------------------------
Lewis F. Kornfeld, Jr.


/s/ Jack L. Messman                              Director
-------------------
Jack L. Messman


/s/ William G. Morton, Jr.                       Director
--------------------------
William G. Morton, Jr.


/s/ Thomas G. Plaskett                           Director
----------------------
Thomas G. Plaskett


/s/ Alfred J. Stein                              Director
-------------------
Alfred J. Stein

                                        6

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/s/ William E. Tucker                                        Director
---------------------
William E. Tucker


/s/ Edwina O. Woodbury                                       Director
----------------------
Edwina O. Woodbury

                                        7

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                                INDEX TO EXHIBITS

Exhibit No.           Description of Exhibit
-----------           ----------------------

3.1 Tandy Corporation Restated Certificate of Incorporation dated July 26, 1999 (filed as Exhibit 3a(i) to Registrant's Form 10-Q filed August 11, 1999 for the quarter ended June 30, 1999), incorporated by reference herein.

3.2 RadioShack Corporation Certificate of Amendment of Restated Certificate of Incorporation dated May 18, 2000 (filed as Exhibit 3a to Registrant's Form 10-Q filed August 11, 2000 for the quarter ended June 30, 2000), incorporated by reference herein.

3.3 RadioShack Corporation By-Laws, Amended and Restated as of July 22, 2000 (filed as Exhibit 3b to Registrant's Form 10-Q filed August 11, 2000 for the quarter ended June 30,
                      2000), incorporated by reference herein.

4.1                   RadioShack Corporation 2001 Incentive Stock Plan.

5.1 Opinion of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel, as to the legality of the securities being registered, including consent.

23.1                  Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

23.2 Consent of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page of this registration statement).

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